Exhibit 24-b

Power of Attorney

KNOWN ALL MEN BY THESE PRESENTS:

WHEREAS, SBC Communications Inc., a Delaware corporation, hereinafter referred to as the “Corporation”, proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 relating to the offer and sale of the Corporation’s debt securities, common stock, preferred stock, and depositary shares representing preferred stock; and

WHEREAS, each of the undersigned is a director of the Corporation;

NOW THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Randall L. Stephenson, John J. Stephens, Michael J. Viola, or any one of them, all of the City of San Antonio and State of Texas, the undersigned’s attorneys for the undersigned and in the undersigned’s name, place and stead, and in each of the undersigned’s office and capacity in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 27th day of September 2002.

/s/ Gilbert F. Amelio Director	/s/ James E. Barnes Director

/s/ Clarence C. Barksdale Director	/s/ August A. Busch III Director

/s/ William P. Clark Director	/s/ Martin K. Eby, Jr. Director

/s/ Herman E. Gallegos Director	/s/ Jess T. Hay Director

/s/ James A. Henderson Director	/s/ Carlos Slim Helu Director

/s/ Bobby R. Inman Director	/s/ Charles F. Knight Director

/s/ Lynn M. Martin Director	/s/ John B. McCoy Director

/s/ Mary S. Metz Director	/s/ Toni Rembe Director

/s/ S. Donley Ritchey Director	/s/ Joyce M. Roche Director

/s/ Laura D’Andrea Tyson Director	/s/ Patricia P. Upton Director